EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-84738 of Palm, Inc. on Form S-3 of our report dated June 22, 2001 (June 25, 2001 as to Note 16), appearing in the Annual Report on Form 10-K of Palm, Inc. for the year ended June 1, 2001 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

San Jose, California
April 15, 2002